Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics, Inc. D. Joseph Gersuk, CFO (800) 772-6446 x1608 jgersuk@AngioDynamics.com	EVC Group, Inc. Doug Sherk / Gregory Gin (415) 896-6820 dsherk@evcgroup.com ggin@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Receives FDA Warning Letter Regarding Certain NanoKnife® System Promotional Activities

ALBANY, N.Y. (January 25, 2011) —AngioDynamics (NASDAQ: ANGO) today announced the receipt of a warning letter from the U.S. Food and Drug Administration (FDA) regarding certain aspects of the Company’s marketing program for its NanoKnife® System.  The NanoKnife System continues to be commercially available in the United States under its 510(k) clearance for the surgical ablation of soft tissue and in certain international markets under CE Mark or other relevant approvals.  The FDA letter states that certain statements made by AngioDynamics, including those on its Website, promote the use of the NanoKnife System beyond its currently cleared indications.  AngioDynamics is taking actions to address the matters raised by the FDA and will work closely with the agency to resolve any outstanding issues.

“Our goal is to always comply with all regulations regarding our products,” said Jan Keltjens, AngioDynamics President and CEO.  “We have already begun to respond to the matters raised by the FDA and are committed to addressing them promptly.  We remain committed to our strategy of working with the FDA toward expanded labeling for the NanoKnife System.”

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative medical devices used by interventional radiologists, surgeons and other physicians for the minimally-invasive treatment of cancer and peripheral vascular disease.  AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, dialysis products, angioplasty products, drainage products, thrombolytic products, embolization products and venous products.  More information is available at www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” or variations of such words and similar expressions, are forward-looking statements.  These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations.  Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2010.  AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

Until the matters raised in the aforementioned warning letter are corrected, we may be subject to additional regulatory action by the FDA, and any such actions could significantly disrupt our business and operations and have a material adverse impact on our financial position and results of operations.  There can be no assurance that the FDA will be satisfied with our response.  The warning letter will be posted on the FDA’s Website at www.fda.gov and, once posted, will be available for viewing.